As filed with the Securities and Exchange Commission on February 9, 2011
Registration No. 333-138153

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST MERCURY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	38-3164336
(State or other jurisdiction of organization)	(IRS Employer Identification Number)

29110 Inkster Road, Suite 100
Southfield, Michigan 48034
(Address of Principal Executive Offices including Zip Code)
FIRST MERCURY FINANCIAL CORPORATION OMNIBUS INCENTIVE PLAN OF 2006
(Full title of the Plan)

Richard H. Smith
Chairman, President and Chief Executive Officer
First Mercury Financial Corporation
26600 Telegraph Road
Southfield, Michigan 48033
(800) 762-6837
(Name, address and telephone number of agent for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES
     On October 23, 2006, First Mercury Financial Corporation, a Delaware corporation (the “Registrant”), filed with the Securities and Exchange Commission a registration statement on Form S-8, Registration No. 333-138153 (the “Registration Statement”), registering 1,500,000 shares of the Registrant’s common stock (the “Shares”), issuable pursuant to the First Mercury Financial Corporation Omnibus Incentive Plan of 2006. This Post-Effective Amendment No. 1 is being filed to remove from registration the Shares that remain unsold as of the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on February 9, 2011.

FIRST MERCURY FINANCIAL CORPORATION

By: Name:	/s/ Richard H. Smith Richard H. Smith
Title:	Chairman, President and Chief Executive Officer